1 Pitney Bowes - Confidential Fellow Pitney Bowes Shareholders, Thank you for your ongoing investment in Pitney Bowes. As detailed in the Company’s earnings press release, we produced strong financial results in the Fourth Quarter and Fiscal Year 2025. These results reflect new leadership’s focus on accretive capital allocation, disciplined cost management and improved operational execution. With this said, one-time items and ongoing share purchases also represented a material tailwind. Looking ahead to Fiscal Year 2026, our core businesses – Presort and SendTech – are positioned to generate strong cash flow and earnings despite sustained revenue headwinds. SendTech is expected to gradually exit what we believe to be the low point of its product cycle. However, we will also contend with the prospect of additional market uncertainty and geopolitical challenges. These factors, as well as our efforts to improve forecasting, contributed to us disclosing wider ranges for the current year’s guidance in the Company’s earnings press release. I am devoting the rest of this letter to detailing our 2025 successes and learnings, as well as summarizing priorities for 2026. Decisive Action Drove Tangible Progress and Strong Value in 2025 As noted, we took decisive action which supported our success last year, including: Strengthening Senior Leadership –A key output of our strategic review has been upgrading our senior team, by appointing Paul Evans (an experienced public company finance executive and director) as CFO, appointing Todd Everett (an experienced technology executive who previously led Newgistics to a value- maximizing sale to Pitney Bowes) as President of SendTech, and hiring Steve Fischer (previous CEO of TIAA bank, which had a balance sheet with ~$35 billion in assets) to run Pitney Bowes Bank. We also upgraded positions by elevating existing talent, including making Ruchi Bhalla head of HR and Wes Kirschner head of IT. Additionally, the executive team has upgraded their talent and continues to eliminate bureaucratic layers. Enhancing and Streamlining Operations - New leadership’s focus on efficiency and smoother processes delivered additional annualized cost savings in excess of $50 million – without the use of consultants. Although we do not foresee a near-term repeat of one-time cost reductions, we are building a culture of continual improvement that will lead to sustained progress with regard to cost management, operational outputs and speed of execution. Our cultural reset helped us make the decision to move our corporate headquarters to the Company’s existing facility in Shelton, Connecticut and eliminate the complex structure of our Global Financial Services group. Fortifying Our Balance Sheet and Financial Profile - In Fiscal Year 2025, we reduced our borrowing costs through the issuance of low-yielding convertible debt and the retirement of higher interest rate debt through a tender offer and open market repurchases. We again reached a sub-3.0x leverage ratio per our credit agreement at year-end, giving us greater flexibility under our covenants. We also increased our Revolving Credit Facility, which provides liquidity and is our lowest cost non-convertible source of borrowing, from $265 million to $400 million. We returned capital to shareholders by repurchasing roughly 20% of our outstanding shares and increasing our quarterly dividend by 80%. Furthermore, we started the process of exiting our U.S., Canadian, and two smaller European pension plans by entering into annuity contracts with Exhibit 99.2

2 Pitney Bowes - Confidential insurance carriers that transfer future risk associated with approximately $875 million in projected benefit obligations. These actions, as well as others, helped us attract coverage from new sell side analysts and achieve an S&P positive credit watch. Tough, Yet Valuable, Learnings From 2025 The early-year decision to maintain high pricing for Presort resulted in profitable business walking out the door, based on the belief that we have a premium service that justifies a higher price. While it is true we offer a premium service, with an extraordinary Net Promoter Score and faster delivery of mail than our competitors, customers largely buy based on price. We started working diligently to reverse these declines in the second half, resulting in new business wins and no material customer losses since June 2025. Another challenge was offsetting revenue declines. In addition to the pricing approach in Presort, we did not drive significant growth in SendTech’s shipping software vertical. As noted in the previous section, we have made important leadership changes to support a heightened focus on pursuing profitable growth. Finally, our financial forecasting misses represented a disappointment. They hindered our ability to mitigate problems and address financial headwinds. Please know that we have taken decisive action to improve our forecasting ability, including bringing in experienced outside talent and promoting the right internal talent. Opportunities for Improvement and Strategic Objectives for 2026 To build on the initial momentum established last year, we are focused on the following in 2026: Revitalizing Presort – Presort is an exceptional business with distinct competitive advantages, including our network, systems, customer service and scale. We are focused on reigniting volume growth by maintaining a highly competitive pricing model and more aggressively pursuing accretive tuck-in acquisition opportunities. I have given Presort President Debbie Pfeiffer the “green light” to act with urgency to seize Presort’s exciting opportunities. Maximizing Presort's long-term value may require aggressive pricing in the coming year(s), but it is in the best interest of shareholders that we remain willing to forego short-term profitability for long-term cash flow. Reimaging SendTech – SendTech is also an attractive, high-margin business that serves the vast majority of the Fortune 500 and hundreds of thousands of small and medium-sized businesses. Todd Everett and our revamped SendTech leadership team are developing new strategies that leverage the segment’s strong position, exceptional customer base, and strong technology offerings to stem revenue declines and then resume growth. This includes focusing on mailing meter retention to slow historic mid-single-digit declines, expanding our shipping footprint with enterprise customers where our analytic offerings provide differentiation, and potentially realigning our shipping portfolio around fewer, higher-ROI solutions. We intend to articulate and start implementing this plan by the end of the first half of 2026. Realizing the Potential of PB Bank – Pitney Bowes Bank is a key part of the Company, allowing us to offer postage payment options and other value-added financing solutions to approximately 400,000 long-tenured customers and holding more than $575 million of low-cost, long-duration deposits that we believe can help generate growth at attractive risk-adjusted returns. Under Steve Fischer, we will work to optimize cash and strengthen the Company’s already improved balance sheet, while delivering profitable growth.

3 Pitney Bowes - Confidential Proceeding to Strategic Review Phase 2 –We are still on track to commence our strategic review’s second phase by the end of the second quarter. This endeavor will focus on working with independent financial and legal advisors to review all potential alternatives to our standalone value creation trajectory. Strategically Allocating Capital – I remain dedicated to a nimble capital allocation policy that balances debt reduction, share repurchases, well-timed dividend increases, and long-term and opportunistic investment in our organization. We plan to continue to deleverage in 2026 and are committed to targeting a leverage ratio ~3.0x Net Debt to Adjusted EBITDA over the long-term. We are also increasing our share repurchase authorization by $250 million to maximize flexibility. Conclusion Thank you to our shareholders, debtholders, employees and customers for the faith you have put in our revamped leadership team. I can assure you that we are working tirelessly to reward you for that faith. Sincerely, Kurt Wolf Chief Executive Officer & Director Pitney Bowes